EXHIBIT 10.21


                              EMPLOYMENT AGREEMENT

         THIS AGREEMENT entered into as of the 1st day of August, 2001 (the "Effective Date"), by and between Small Town Radio, Inc. (the "Company"), a Georgia corporation, and Robert S. Vail, an individual (the "Executive") (hereinafter collectively referred to as "the parties").

         WHEREAS, the Company and the Executive desire to establish an employment relationship on the terms set forth herein;

         NOW, THEREFORE, in consideration of the respective agreements of the parties contained herein, it is agreed as follows:

         1. Employment Term. Subject to the terms and provisions of this Agreement, the Company hereby agrees to employ the Executive and the Executive hereby agrees to be employed by the Company for a period of two (2) years commencing on the date hereof, unless terminated sooner as hereinafter provided (the "Employment Term"). This Agreement may be renewed upon terms and conditions to be agreed upon by the parties in writing.

2.       Duties.

         (a) The Executive's Duties and Responsibilities. During the Employment Term the Executive shall serve as Chief Financial Officer of the Company. The Executive shall perform such services and duties as are incident to such position and such other duties as determined from time to time by the Board of Directors of the Company (the "Board") which are consistent with such position. The Executive's duties shall include, without additional compensation, the performance of similar services for any Affiliates (as defined below) of the Company as may be reasonably requested by the Board from time to time.

         (b) Other Business Activities. The Executive shall devote his full business time, attention and skills to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Executive will not, without the prior written approval of the Board, engage in any other business activity which would interfere with the performance of his duties, services and responsibilities hereunder or which is in violation of policies established from time to time by the Company and provided to the Executive. Without the written consent of the Company, the Executive shall not serve as an officer, director, manager, consultant or advisor to any other business, and shall not engage in any other business activities other than the permitted activities, as herein defined. The Executive may: (i) make and manage personal business investments of his choice, provided, however, that the Executive shall hold no investment in any entity which competes in any way with the Company, other than an investment representing less

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than 1% interest in any publicly held entity; and (ii) participate in civic, educational and charitable activities (collectively the "permitted activities") without seeking or obtaining approval by the Board provided that the permitted activities do not materially interfere or conflict with the Executive's ability to perform his duties as an officer of the Company or cause any conflict of interest with such duties. An "Affiliate" of the Company shall mean any entity, whether a corporation, firm, partnership or other legal entity or business unit or division that directly or indirectly controls, is controlled by, or is under common control with the Company.

         3. Compensation. To induce the Executive to continue in the capacity designated in Section 2(a) for the Company and in consideration of the performance by the Executive of the Executive's obligations during and after the Employment Term (including any services as an officer, director, employee, member of any committee of the Company, or otherwise), the Company will compensate the Executive in the following manner:

         (a) Base Salary. During the Employment Term the Company will pay the Executive a salary (the "Base Salary") at an annual rate of not less than $120,000, payable in monthly payments of ten thousand dollars ($10,000), all of which will be paid in accordance with the normal payroll practices of the Company then in effect for other officers of the Company. The Board shall have the authority, in its sole discretion, to adjust such Base Salary and will review it in conjunction with a significant change in the scale and scope of the Executive's duties.

         (b) Management Performance Incentives. The Executive may receive additional management performance bonuses in the form of stock options or by other means authorized pursuant to any stock incentive plan then in effect or otherwise at the discretion of the Board and any Compensation Committee appointed thereby.

         4. Benefits. During the Employment Term, the Executive shall be entitled to participate in any employee benefit plans (including, but not limited to, any life insurance, disability, medical, dental, hospitalization, savings, retirement and other benefit plans of the Company) then in effect for executive officers and receive any other fringe benefits that the Company then provides to executive officers of the Company to the extent the Executive meets the eligibility requirements for any such plan or benefit.

         5. Reimbursement for Medical Insurance Expenses. The Company shall reimburse the Executive for the ordinary and reasonable costs for medial insurance expenses for the Executive's own person. The Executive shall submit for reimbursement proof of payment pursuant to a process to be established between the Executive and the Company.

         6. Reimbursements for Business Expenses. Subject to compliance by the Executive with such policies regarding expenses and expense reimbursement as may be adopted from time to time by the Company, during the Employment Term, the Executive is authorized to incur reasonable expenses in the performance of his

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duties hereunder in the furtherance of the business of the Company and the
Company shall reimburse the Executive for all such reasonable expenses upon submission of proper substantiation. The Executive shall receive a monthly automobile allowance in the gross amount of $500 and a one-time relocation allowance in the gross amount of $25,000. Any taxes due on the one-time relocation allowance shall be paid by the Executive.

         7. Temporary Housing Expenses. For up to six months from the Effective Date, the Company shall reimburse the Executive for reasonable temporary housing expenses (the "Temporary Housing Expenses"). The Temporary Housing Expenses shall be pre-approved, in writing, by the Company prior to the Executive incurring such Temporary Housing Expenses. The Executive shall submit for reimbursement proof of payment pursuant to a process to be established between the Executive and the Company.

         8. Vacations. During the Employment Term, the Executive shall be entitled to accrue paid vacation time in accordance with the policies of the Company in effect from time to time that concern executives of the Company in comparable positions.

         9. Termination. Anything in this Agreement to the contrary notwithstanding, this Agreement and the employment of the Executive pursuant hereto shall terminate upon the first to occur of the following events:

         (a) The death of the Executive.

         (b) Immediately for "Cause." For purposes of this Agreement, "Cause" means (i) a material breach of this Agreement; (ii) an act or acts of theft, fraud, or other criminal or intentional tortious misconduct, regardless of whether criminal or civil proceedings are initiated or a verdict or judgment against the Executive is entered; (iii) any improper or unethical business activity, including but not limited to, the Executive's fraud, misappropriation, embezzlement, dishonesty, unlawful harassment or gross negligence; (iv) the Executive's failure to perform his assigned duties or comply with the Company's stated policies or procedures; or (v) an inability to perform the essential functions of the job, even with reasonable accommodations by the Company, for thirty (30) days or more.

         (c) The lapse of ten (10) days following written notice by the Company to the Executive of termination for any reason or no reason.

         (d) The lapse of thirty (30) days following written notice by the Executive to the Company of his resignation from the Company; provided, however, that the Company, in its discretion, may cause such termination to be effective at any time during such thirty (30) day period.

         10. Notice of Termination. Any termination by the Company shall be communicated in writing to the Executive in accordance with Section 20(b) of this Agreement and if the termination date is other than the date of receipt, the notice shall specify the termination date.



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         11. Obligations of the Company Upon Termination. The following provisions apply only in the event the Executive is terminated during the Employment Term or any Renewal Term:

         (a) Death. If the Executive's employment is terminated by reason of the Executive's death, this Agreement shall terminate without further obligation to the Executive's legal representatives under this Agreement other than those payment amounts accrued and payable hereunder at the date of the Executive's death. Anything in this Agreement to the contrary notwithstanding, the Executive's family shall be entitled to receive benefits at least equal to those provided by the Company to surviving families of executives of the Company in comparable positions under such plans, programs and policies relating to family death benefits, if any.

         (b) Disability. If the Executive's employment is terminated by reason of the Executive's disability pursuant to Section 9(b)(v), the Executive may be eligible to receive disability and other benefits at least equal to those provided by the Company to disabled employees and/or their families in accordance with such plans, programs and policies relating to disability, if any. In the event of the Executive's disability, the Company shall have no further obligation to the Executive under this Agreement and the Executive will no longer be required to perform his duties hereunder and will relinquish such duties to a successor selected by the Board.

         (c) Cause. If the Executive's employment is terminated for Cause, the Company shall pay the Executive his Base Salary through the date of termination at the rate in effect at the time notice of termination is given, and the Company shall have no further obligation to the Executive under this Agreement.

         (d) Termination Without Cause. Expressly conditioned on and in consideration of the Executive's full compliance with Sections 13 and 14 of this Agreement, if the Company shall terminate the Executive's employment with the Company without cause, the Company shall pay to the Executive (i) promptly, upon submission by the Executive of supporting documentation, any business related costs and expenses (including already accrued moving and relocation expenses) paid or incurred by the Executive on or before the date of termination which would have been payable under Section 6 if the Executive's employment had not terminated; and (ii) his then Base Salary for a period of one (1) year from the date of termination in twelve (12) substantially equal monthly installments, and in the case of vested compensation previously deferred by the Executive, all amounts of such compensation previously deferred and not yet paid by the Company.

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         12. Termination by the Executive. The Executive may terminate his employment under this Agreement at any time upon thirty (30) days notice to the Company. In such event, the Executive, if requested by the Company, shall continue to render his services and shall be paid his regular salary and receive his normal benefits up to the date of termination.

         13. Nondisclosure of Trade Secrets and Confidential Information.

         (a) As used in this Agreement, the term "Trade Secrets" shall mean information which (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and
(ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy. Such information shall include, but not be limited to, technical or non-technical data, formulas, patterns, programs, methods, techniques, processes, financial data, financial plans, product plans or lists of actual or potential customers or suppliers. This definition shall not limit any definition of "trade secrets" under state or federal law.

         (b) Throughout the term of this Agreement and for as long as the applicable Trade Secrets remain secret, the Executive shall not directly or indirectly use, transmit, misappropriate, or disclose any such Trade Secret of the Company or of any client or customer of the Company for any purpose, whether directly or indirectly, for himself or for or on behalf of others, without the prior written consent of the Company.

         (c) As used in this Agreement, the term "Confidential Information" shall mean all information regarding the Company, the Company's activities, the Company's business or the Company's clients that is not generally known to persons not employed by the Company but does not rise to the level of a Trade Secret and that is not generally disclosed by the Company practice or authority to persons not employed by the Company. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company.

         (d) Throughout the term of this Agreement and for a period of two (2) years after the date this Agreement terminates for any reason, the Executive shall not directly or indirectly use, transmit, misappropriate or disclose any Confidential Information of the Company or any confidential information of any client or customer of the Company to any person, concern or entity, for any purpose, whether directly or indirectly, for himself or for others, without the prior written consent of the Company.

         14. Proprietary Rights in Developments. In the course of rendering his services to the Company, the Executive may conceive, create or develop ideas, concepts, methods of operation, processes, programs or other matter or material, whether or not constituting an advance to, or an improvement of, or pertaining to existing Company proprietary matter (all of which are hereinafter referred to as "Developments"). All Developments shall constitute Confidential Information


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(and may constitute Trade Secrets) and shall be subject to all of the restrictions imposed on the Executive pursuant to this Agreement. In addition, all Developments and all rights therein throughout the world constitute works made for hire and in all circumstances shall be and remain the sole and exclusive property of the Company whether or not protected under any laws now known or hereafter applicable, including but not limited to patent, copyright, trademark or trade secret laws.

         (a) The Executive hereby assigns to the Company all rights throughout the world, however denominated (whether under patent, copyright, trademark, trade secret or like or different laws), in all media, now known or hereafter recognized, in and to each such Development. This assignment is not intended to derogate any rights the Company has as an author of a work made for hire. In order to fully effectuate these provisions, the Executive hereby represents and warrants that, with respect to each such Development: (i) to the extent of the Executive's contribution, all such matter is original and does not and will not infringe or violate the rights of any other person or entity; and (ii) that neither the Executive nor anyone on his behalf have granted or will grant or purport to grant to any other person or entity any rights, in whole or in part, in and to such Developments.

         (b) Cooperation. The Executive shall, during and after termination of the Executive's employment, cooperate with the Company in the prosecution or defense of any claims, litigation, or other proceedings involving the Developments and provide such information and execute such documents as the Company may reasonably request to confirm, implement or enforce its rights in such Developments. The Company shall be responsible for the expenses associated with the filing of any patent, copyright, trademark or like applications.

         15. Violation of Sections 13 or 14. If at any time the Board determines in good faith that the Executive has violated or has attempted to violate
Section 13 or 14 hereof, and if the Executive is receiving severance payments pursuant to Section 11(d) hereof, the Company shall cease making and shall no longer be obligated to make the severance payments described in Section 11(d). This remedy shall be in addition to, and not in lieu of, any other remedies (including injunctive relief) available to the Company for a violation of
Section 13 or 14.

         16. Books and Records. All books, records and accounts relating in any manner to the Company's clients and the Company's business, whether prepared by the Executive or otherwise coming into the Executive's possession, and all copies thereof in the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company upon termination of the Executive's employment hereunder or upon the Company's request at any time.

         17. Injunction. The Executive acknowledges that if he were to breach or attempt to breach any of the provisions of Sections 13 or 14, it may result in immediate and irreparable injury to the Company which cannot be adequately or reasonably compensated at law. Therefore, the Executive agrees that the Company


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shall be entitled, if any such breach shall occur or be threatened or attempted, if it so elects, to seek a decree of specific performance and/or to a temporary and permanent injunction, without being required to post a bond, enjoining and restraining such breach by the Executive, his associates, partners or agents, either directly or indirectly, and that such right to seek an injunction shall be cumulative to whatever remedies or actual damages the Company may possess.

         18. Arbitration. Except as provided in Section 17 of this Agreement, Company and the Executive hereby consent to the resolution by binding arbitration of all claims or controversies for which a court otherwise would be authorized by law to grant relief, in any way arising out of, relating to or associated with the Executive's employment with the Company or its termination, that the Company may have against the Executive or that the Executive may have against the Company or against its officers, directors, employees or agents in their capacity as such or otherwise.

19.      Successors.

         (a) This Agreement is personal to the Executive and without the prior written consent of the Company the benefits accrued and payable hereunder shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors.

         (c) In the event that another corporation or unincorporated entity becomes a Successor (as such term is defined below) of the Company, then the Successor shall, by an agreement in form and substance reasonably satisfactory to the Executive, expressly assume and agree to perform this Agreement in the same manner and to the same extent as the Company be required to perform if there had been no Successor. As used herein the term "Successor" means another corporation or unincorporated entity or group of corporations or unincorporated entities which (i) acquires all or substantially all of the assets of the Company, or (ii) is the surviving entity as a result of the merger of the Company into such entity.

20.      Miscellaneous.

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.



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         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                           If to the Executive:
                           -------------------

                           Robert S. Vail
                           2134 Sound Overlook Drive
                           Jacksonville, FL 32224

                           If to the Company:
                           -----------------

                           Small Town Radio, Inc.
                           12600 Deerfield Parkway
                           Alpharetta, Georgia 30004

                  or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) If any term or provision of the Agreement or the application hereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Moreover, if a court of competent jurisdiction deems any provision hereof to be too broad in time, scope or area, it is expressly agreed that such provision shall be enforced to a less degree which the court of competent jurisdiction would find enforceable.

         (d) The Company may withhold from any amounts payable under this Agreement such federal, state and local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

         (e) This Agreement contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

         (f) Any waiver of any breach of this Agreement shall not be construed to be a continuing waiver of consent to any subsequent breach by either party hereto.

         (g) The Executive shall not delegate the employment obligations pursuant to this Agreement to any other person.


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         IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the
Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                      SMALL TOWN RADIO, INC.


/s/      Robert S. Vail               By:               /s/ Donald Boyd
-------------------------------           -----------------------------------
Robert S. Vail                        Name:             Donald Boyd
                                            ---------------------------------
                                      Title:            President
                                             --------------------------------










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